EXHIBIT 99.1

NEWS BULLETIN

RE: NOBLE ROMAN'S, INC. 6612 E. 75th Street, Suite 450 Indianapolis, IN 46250

FOR ADDITIONAL INFORMATION, CONTACT:

For Media Information: Scott Mobley, President & CEO (smobley@nobleromans.com)

For Investor Relations: Paul Mobley, Executive Chairman (pmobley@nobleromans.com)

Mike Cole, Investor Relations: 949-444-1341 (mike.cole@armaadvisoryservices.com)

Noble Roman’s Announces Selection of New PCAOB Audit Firm

(Indianapolis, Indiana)– December 15, 2023 - Noble Roman's, Inc. (OTCQB: NROM), the Indianapolis based franchisor of Noble Roman’s Pizza and Noble Roman’s Craft Pizza & Pub, today announced that it had completed the process of screening options and has selected Assurance Dimensions to be its new auditing firm.

Assurance Dimensions is a national provider of auditing and assurance services headquartered in Tampa, Florida and providing professional services to clients throughout the United States and Canada. Currently, they have over 75 employees and service hundreds of clients annually, including experience in the food and beverage industry. Assurance Dimensions is registered with the Public Companies Accounting Oversight Board (PCAOB), and they have extensive experience in public company audits, with numerous public company clients.

Scott Mobley, the President and CEO of Noble Roman’s, stated, “We initiated our screening process with over 19 potential accounting firms and settled on Assurance Dimension as a highly professional organization with a commitment to auditing excellence. We like their experience with other smaller and medium sized public companies, and the public company clients of theirs that we spoke to had great things to say about their care and diligence in the audit services they provide. Furthermore, they have committed to investing significant additional upfront time during their first engagement with us to acclimate and study the company’s business, all while providing their services at a fixed cost approximating the same as in the previous year.”

Assurance Dimensions will initiate professional auditing service for the company beginning with the 2023 annual audit.

The statements contained in this press release concerning the company’s future revenues, profitability, financial resources, market demand and product development are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) relating to the company that are based on the beliefs of the management of the company, as well as assumptions and estimates made by and information currently available to the company’s management.  The company’s actual results in the future may differ materially from those indicated by the forward-looking statements due to risks and uncertainties that exist in the company’s operations and business environment, including, but not limited to the continuing after-effects of the COVID-19 pandemic, the ability of franchisees to timely prepare their units for scheduled openings, the company’s ability to maintain adequate staff for new openings, competitive factors and pricing and cost pressures, non-renewal of franchise agreements or the openings contemplated by the development agreement not occurring, shifts in market demand, the success of franchise programs, including the Noble Roman’s Craft Pizza & Pub format,  general economic conditions, changes in demand for the company’s products or franchises, the company’s ability to service its loans, the impact of franchise regulation, the success or failure of individual franchisees and inflation, other changes in prices or supplies of food ingredients and labor and, as well as the factors discussed under “Risk Factors” contained in this company’s Annual Report on Form 10-K for the year ended December 31, 2022.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended.   If activist stockholder activities ensue, the company’s business could be adversely impacted.

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